SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest reported): December 13, 2001

                      W.R. CARPENTER NORTH AMERICA, INC.
            (Exact name of registrant as specified in its charter)

    STATE OF DELAWARE          333-31187                 54-1049647
    (State or other            (Commission             (IRS Employer
    jurisdiction of            File Number)            Identification No.)
    incorporation)

                               1775 Park Street
                               Selma, CA 93662
            (Address of principal executive offices and zip code)

                                (559) 891-5271
             (Registrant's telephone number, including area code)

Item 5.  Other Events.

On December 13, 2001, the Company announced that it will not make its next interest payment to the holders of the Notes by December 15, 2001, the next regularly scheduled interest payment date under the Indenture. The Company noted that, as a result of the failure to make timely payment of the interest on such date, pursuant to Section 6.01(2) of the Indenture, failure to make payment on the regularly scheduled December interest within the 30 day grace period permitted by the Indenture will constitute an Event of Default thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 2001

W.R. CARPENTER NORTH AMERICA, INC.

By /s/         Graham D. Croot, Chief Financial Officer

W.R. Carpenter North America, Inc. ("W.R. Carpenter") notes that the forward-looking statements in this announcement involve risks and uncertainties, including the ability of UpRight to protect operating liquidity and restructure its debt, and other risks as detailed from time to time in the W.R. Carpenter's SEC reports. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include information  concerning  possible  or future  results  of  operations  on W.R.
Carpenter. Forward-looking statements are not guarantees of future performance. Such forward-looking statements involve certain risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements.